UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2007

Horne International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2677 Prosperity Avenue, Suite 300, Fairfax, Virginia		22031
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-641-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On March 8, 2007, Horne International, Inc. (the "Company") issued 508,882 shares of common stock to Louis T. Rogers and Marilyn G. Rogers pursuant to the Stock Purchase and Sale Agreement (the "Agreement") dated January 28, 2005, related to the acquisition of Coast Engine and Equipment Co., Inc. ("CEECO") The Agreement requires the Company to issue to Louis T. Rogers and Marilyn G. Rogers unregistered shares of Company common stock with a value of not greater than $200,000 as part of the consideration for the purchase and sale of CEECO. The number of shares to be issued is calculated based upon the amount of earnings of CEECO during the second year after the acquisition divided by the 10 day average closing price of Company common stock calculated 5 business days before the second anniversary of the closing date. The offer and sale of the shares was not registered under the Securities Act of 1933, as amended (the "Act") and was exempt from registration under the Act pursuant to the exemptions provided by Section 4(2) of the Act and under Rule 506 of Regulation D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horne International Inc.

March 12, 2007	By:	Michael M Megless

Name: Michael M Megless
Title: Chief Financial Officer